SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

Simmons Holdco, Inc. (“Simmons Holdco”), the parent of Simmons Company, announced today that Simmons Holdco has elected to make its next scheduled interest payment on its senior unsecured term loan, due August 15, 2008, in cash. Pursuant to and in accordance with the loan agreement dated as of February 9, 2007, among Simmons Holdco, the financial institutions party thereto as lenders, Deutsche Bank Trust Company Americas, as administrative agent for the lenders, and the other parties thereto, Simmons Holdco also has the option in the future to pay accrued and unpaid interest in kind by adding such interest to the principal amount (a “PIK Payment”) or a combination of PIK Payment and cash.
.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

/s/ William S. Creekmuir
By:
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	February 12, 2008